Exhibit 10.38

In accordance with Item 601(b)(10) of Regulation S-K, certain portions of this exhibit have been omitted because the information (i) is not material and (ii) would likely cause competitive harm to Rite Aid Corporation if publicly disclosed. The omissions have been indicated by “[**Redacted**]”.

ELEVENTH AMENDMENT TO THE SUPPLY AGREEMENT

This Eleventh Amendment to the Supply Agreement (the “Eleventh Amendment”) is entered into as of the 28th day of February, 2019, by and between McKesson Corporation (“McKesson”) and Rite Aid Corporation (“Rite Aid”). McKesson and Rite Aid are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

INTRODUCTION

McKesson and Rite Aid entered into the Seventh Amendment to the Supply Agreement effective as of April 1, 2014, the Eighth Amendment, effective as of October 1, 2015, the Ninth Amendment, effective as of August 1, 2016, the Tenth Amendment, effective as of March 1, 2017, and a Binding Letter of Intent, effective as of December 19, 2018 (collectively, the “Supply Agreement”), to establish a program for the supply of prescription drugs and other health and beauty care products by McKesson to Rite Aid’s Warehouse and Pharmacies. McKesson and Rite Aid desire to amend the Supply Agreement pursuant to the terms and subject to the conditions set forth in this Eleventh Amendment.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which is acknowledged, McKesson and Rite Aid agree effective as of the Eleventh Amendment Effective Date as follows:

1.              Section 1.1 of the Supply Agreement is deleted in its entirety and replaced with the following:

“Term. The Agreement shall have an initial term commencing on December 1, 2003 and ending on December 18, 2018 (the “Initial Term”). The Agreement shall renew for an additional term which shall commence on December 19, 2018 and end on March 31, 2029 (the “Renewal Term”), unless otherwise earlier terminated in accordance with Section 12. “Term” as used herein will collectively refer to the Initial Term and Renewal Term.”

2.              Section 2.1(a)(iii) of the Supply Agreement is deleted in its entirety and replaced with the following:

“In each Contract Year, Rite Aid may purchase up to [**Redacted**] of the Generic Pharmaceutical Product needs of Rite Aid and all of its Pharmacies (as measured in dollars based on Rite Aid’s aggregate Net Purchases of such Generic Pharmaceutical Products at their applicable [**Redacted**]) from a source other than McKesson or as [**Redacted**]. The products purchased as [**Redacted**] will have an “Invoice Price” of [**Redacted**] as outlined in Exhibit A-2.”

3.              Section 2.1(e) of the Supply Agreement is deleted in its entirety and replaced with the following:

“Product Mix.

a.              OTC Products. Rite Aid agrees that the percentage of Net Purchases of OTC Products (excluding Non-Rx Diabetic Products) for DSD compared to total Products purchased for DSD under this Agreement, as measured in dollars, shall not exceed [**Redacted**] in any Quarter, except for mutually agreed upon business opportunities. For purposes of this Section 2.1(e), Products for DSD in Alaska and Hawaii shall be excluded from the calculation under this Section 2.1(e). Rite Aid may pursue discussions with McKesson regarding additional OTC/HBC Product purchase arrangements, subject to the Parties establishing mutually agreeable terms and conditions with respect to the pricing, service capability and other business considerations relative to such purchase opportunities.

b.              Specialty Products. The Parties acknowledge and agree that if, during the Renewal Term, Rite Aid — either through an acquisition of a specialty pharmacy or as a result of Rite Aid’s subsidiary, EnvisionRxOptions, increasing its purchases of Specialty Products — increases its Net Purchases of Specialty Products to an amount equal to or greater than [**Redacted**] per Contract Year, then the Parties will engage in good-faith discussions regarding the increase in Specialty Product purchases and its impact on Rite Aid’s product mix.”

4.              Section 3.8 of the Supply Agreement is deleted in its entirety and replaced with the following:

[**Redacted**]

5.              The following is added as a new Section 3.11 of the Supply Agreement:

“Biosimilar Product Pricing. Biosimilar Products, including those Biosimilar Products that are Rite Aid-Negotiated Contract Products, will be priced as follows:

a.              A Biosimilar Product approved by the FDA and available for purchase in the market prior to the Eleventh Amendment Effective Date (“Current Biosimilar Product”) will be billed according to current pricing practices.

b.              A Biosimilar Biological Product approved by the FDA and available for purchase in the market after the Eleventh Amendment Effective Date that has a BLA not associated with a Current Biosimilar Product will be priced at [**Redacted**] for a period of time equal to the lesser of [**Redacted**] or [**Redacted**] for Rite Aid purchases of the new Biosimilar Biological Product. The Invoice Price will not be greater than [**Redacted**] (i.e., [**Redacted**]).

c.               A Biosimilar Biological Product approved by the FDA and available for purchase in the market after the Eleventh Amendment Effective Date that has a BLA associated with a Current Biosimilar Product will be billed according to current pricing practices.

d.              As new Biosimilar Biological Products are introduced to market after the Eleventh Amendment Effective Date, Rite Aid will be able to [**Redacted**] as detailed in Ex. A-2, Section 1(a).  If at any time after the new Biosimilar Biological Product introduction Rite Aid [**Redacted**]. For purposes of clarity, the Parties acknowledge and agree that the FDA will designate a product as a Biosimilar Biological Product, not McKesson.

e.               If a Biosimilar Product is designated as an Interchangeable Biosimilar Biological Product by the FDA (i.e., the patient does not require a doctor’s approval to change to the interchangeable Biosimilar Product), then McKesson and Rite Aid will agree to meet and discuss pricing.”

6.              [**Redacted**]

[**Redacted**]

Rite Aid-McKesson

Eleventh Amendment to the Supply Agreement

a.              [**Redacted**]

b.              [**Redacted**]

c.               [**Redacted**]

d.              [**Redacted**]

e.               [**Redacted**]

f.                [**Redacted**]

g.               [**Redacted**]

h.              [**Redacted**]

i.                  [**Redacted**]

7.              Section 4.3 of the Supply Agreement is deleted in its entirety and replaced with the following:

“Auto-Substitutions.

a.              Absent any instruction to the contrary, in the event that an Order is for a OneStop Product that is unavailable at the distribution center servicing the Pharmacy identified in the Order, McKesson will auto-substitute the unavailable OneStop Product with a Generic Equivalent if such Generic Equivalent is available (an “Auto-substitution”). At Rite Aid’s request, McKesson will source an available Generic Equivalent as a Secondary Product.  A Secondary Product is defined as a Generic Equivalent, selected by Rite Aid, that will be the initial Auto-substitution when a OneStop Product is unavailable at the distribution center servicing the Pharmacy identified in the Order.  This Secondary Product will be sourced by McKesson using the same sourcing guidelines established in Exhibit C-1 for primary product selection. As further described in Exhibit C-1, Rite Aid will designate the item substitution tables that will establish the order of preference for McKesson Generic Products ordered by Rite Aid. Subject to the terms of this Agreement, including Sections 3.3(b), 4.3, 5.1 and 9.2, if McKesson is unable to deliver an Order, then Rite Aid will be entitled to [**Redacted**] as set forth in Exhibit A-1 and any [**Redacted**] in accordance with Section 5.2 as Rite Aid’s [**Redacted**] for such OneStop Product not being available for delivery by McKesson.

b.              If Rite Aid has designated a preferred pack size for a One Stop Product, the preferred pack size will be set as the default purchase option for that One Stop Product. If, however, at the time of order by Rite Aid the preferred pack size for this One Stop Product is unavailable for purchase by Rite Aid and a Generic Equivalent is not available through McKesson’s auto-substitution logic, McKesson will suggest an alternative pack size One Stop Product (the “Alternative Product”) for the out of stock preferred pack size One Stop Product. If McKesson is unable to fulfill Rite Aid orders for the Alternative Product, then product substitution for the Alternative Product will be made according to Section 4.3(a).  For each product substitution made for an Alternative Product, Rite Aid will be entitled to receive [**Redacted**] according to Exhibit A-1, Section 2.

c.               Unless otherwise mutually agreed to by the Parties, McKesson will provide Rite Aid notice of a OneStop Product’s discontinuation [**Redacted**] prior to the date of discontinuation by the manufacturer (the “Notice Period”). Any discontinuation notice will be delivered to Rite Aid within [**Redacted**] from the date that McKesson receives the discontinuation notification from the manufacturer. If the amount of notice provided to Rite Aid by McKesson is less than [**Redacted**] from the date of discontinuation or if McKesson is unable to fulfill Rite Aid orders for the discontinued OneStop Product prior to the end of the Notice Period, then product substitution for the discontinued OneStop Product will be made according to Section 4.3(a). For each product substitution made for a discontinued OneStop Product and for a period not to exceed the Notice Period, Rite Aid will be entitled to receive [**Redacted**] according to Exhibit A-1, Section 2(a), except that the [**Redacted**] for [**Redacted**] will not be subject to the [**Redacted**] outlined in Exhibit A-1, Section 2(b), but the [**Redacted**] received by Rite Aid for a [**Redacted**] will be counted toward, subject to, and limited by the [**Redacted**] outlined in Exhibit A-1, Section 2(c).”

8.              The following is added as a new Section 4.7 to the Supply Agreement:

“CSOS Implementation. Rite Aid will move all of its Pharmacies to CSOS within [**Redacted**] of the Eleventh Amendment Effective Date. If Rite Aid does not complete this implementation within this timeframe, the [**Redacted**] will be decreased by [**Redacted**].”

9.              Section 5.1 of the Supply Agreement is deleted in its entirety and replaced with the following:

Delivery Schedule.

a.              As of the Eleventh Amendment Effective Date, McKesson will deliver Products to a Pharmacy [**Redacted**] according to the conditions outlined in this Section 5.1 (the “Current Delivery Schedule”). Each day Product is delivered to a Pharmacy will be referred to as a “Delivery Day.”

b.              Within [**Redacted**] from the Eleventh Amendment Effective Date, Rite Aid will [**Redacted**] according to the conditions outlined in this Section 5.1 (the “[**Redacted**]”). [**Redacted**].

c.               [**Redacted**]

d.              Orders submitted for a Pharmacy prior to [**Redacted**] local time will be delivered to such Pharmacy by no later than [**Redacted**] local time on the next Delivery Day.

e.               Order cutoff and delivery times may be modified due to courier and geographical situations in specific areas if mutually agreed upon by the Parties.

f.                [**Redacted**]

g.               Notwithstanding the foregoing and subject to Section 9.2, McKesson may require up to [**Redacted**] to deliver Schedule II Narcotics following the timely submission of DEA Form 222 by Rite Aid, if such submission is required by Applicable Laws.”

10.       Section 7.1 of the Supply Agreement is deleted in its entirety and replaced with the following:

“Payment Terms. EDI Invoices for deliveries of Products directly to Pharmacies shall be due and payable [**Redacted**] after the Invoice Date is determined as provided in Section 6.1.”

11.       Section 7.2 of the Supply Agreement is deleted in its entirety and replaced with the following:

“Non-Business Days. Effective March 1, 2019, notwithstanding anything to the contrary in this Section 7, if a payment is due pursuant to Section 7.1 on a day specified as a Saturday, then the payment shall instead be due on the preceding Business Day. If a payment is due pursuant to Section 7.1 on a day specified as a Sunday or Holiday, then the payment shall instead be due on the following Business Day.”

12.       Section 8.3 of the Supply Agreement is deleted in its entirety and replaced with the following:

[**Redacted**]

13.       Section 10.1 of the Supply Agreement is deleted in its entirety and replaced with the following:

“Reserved.”

14.       [**Redacted**]

[**Redacted**]

15.       Section 13.11 of the Supply Agreement is deleted in its entirety and replaced with the following:

[**Redacted**]

16.       The notice addresses for McKesson included within Section 16.1 of the Supply Agreement are updated as follows:

If to McKesson:

MCKESSON CORPORATION

6555 North State Highway 161

Irving, Texas 75039

Attn: Senior Vice President, Retail National Accounts

Fax: (972) 446-4616

With a copy to:

MCKESSON CORPORATION

Law Department

6555 North State Highway 161

Irving, Texas 75039

Attn: Chief Counsel, Retail National Accounts

Fax: (972) 446-4616

17.       Schedule 1, Section 1.25 of the Supply Agreement is deleted in its entirety and replaced with the following:

“Cost” means (a), with respect to Branded Rx Products (excluding Biosimilar Products and Specialty Products), OTC Products, and Specially Priced Merchandise, [**Redacted**], as adjusted for selected bonus goods (including periodic deals and new items), manufacturers’ off-invoice allowances and manufacturers’ deal prices intended by the manufacturer to generally be made available to McKesson’s U.S. retail national account customers; (b) with respect to [**Redacted**], the negotiated contract bid price, at the time of order confirmation, established for a [**Redacted**] under the applicable manufacturer contract with Rite Aid or a group purchasing organization of which Rite Aid is an eligible member (the “[**Redacted**]”); and (c) with respect to Biosimilar Products and Specialty Products, [**Redacted**] or the [**Redacted**], as applicable.”

18.       Schedule 1, Section 1.64 of the Supply Agreement is deleted in its entirety and replaced with the following:

[**Redacted**]

19.       The following is added as a new Schedule 1, Section 1.148 of the Supply Agreement:

“Specialty Product” means a Branded Rx Product designated as specialty product by a majority of third party industry sources, including but not limited to, CMS, health insurance providers, and pharmacy benefit managers, or Merchandise that meets specific criteria (collectively, the “Criteria”), including but not limited to the following:

i.                  treats chronic, rare or genetic diseases — often initiated by specialists (e.g. cancer, multiple sclerosis, Hepatitis C, rheumatoid arthritis);

ii.               typically, very expensive;

iii.            generally administered via injection or infusion, but increasingly includes orals;

iv.           requires specialized delivery, storage, handling or administration (e.g. cold chain, REMS);

v.              typically, available through limited distribution channels; or

vi.           requires extensive or in-depth monitoring / patient counseling

Specialty Products are listed on the “Comprehensive Specialty List” on McKesson Connect.  The Comprehensive Specialty List will be updated to add new national drug codes (“NDCs”) for products already on the list, new products that have been approved by the FDA and meet the Criteria, and products that meet the Criteria and are newly stocked or relaunched in McKesson’s full line wholesale distribution channel, as soon as administratively possible after any such change or addition. The Specialty Products pricing set forth herein applies only to those Specialty Products that are in McKesson’s full line wholesale distribution channel, identified as “US Pharma Products” on the Comprehensive Specialty List.”

20.       The following is added as a new Schedule 1, Section 1.149 of the Supply Agreement:

““Biosimilar Product” means (i) any Product for which a biologics license application has been approved under Subsection 351(k) of the Public Health Service Act (“Act”), including Product that the FDA has deemed to be either “biosimilar to” but not “interchangeable with” an FDA-licensed reference product (“Biosimilar Biological Product”), or Product that the FDA has deemed to be “interchangeable with” an FDA-licensed reference product (“Interchangeable Biosimilar Biological Product”) and (ii) any Product subject to an approved application deemed to be a license under Section 351(k) of the Act pursuant to the Biologics Price Competition and Innovation Act of 2009. As used herein, the terms “biosimilar” and “interchangeable” shall have the meanings set forth in Section 351 of the Act, and determination of biosimilarity or interchangeability shall be made by consulting the FDA’s “Purple Book.” A complete list of Biosimilar Products will be maintained on McKesson Connect.”

21.       Exhibit A-1 Section 2 of the Supply Agreement is deleted in its entirety and replaced with the new Exhibit A-1, Section 2 as follows:

[**Redacted**]

a.              [**Redacted**]

b.              [**Redacted**]

i.                  [**Redacted**]

ii.               [**Redacted**]

c.               [**Redacted**]

i.                  [**Redacted**]

ii.               [**Redacted**]

iii.            [**Redacted**]

iv.           [**Redacted**]

22.       Exhibit A-1, Section 12.2 of the Supply Agreement is deleted in its entirety and replaced with the new Exhibit A-1, Section 12.2 as follows:

[**Redacted**]

23.       The following is added as a new Exhibit A-1, Section 12.29 of the Supply Agreement:

[**Redacted**]

24.       The following is added as a new Exhibit A-1, Section 12.30 of the Supply Agreement:

[**Redacted**]

25.       As of the Eleventh Amendment Effective Date, the following instances of [**Redacted**] in the Supply Agreement shall be changed to [**Redacted**]; (i) Schedule 1, 1.78, (ii) Exhibit A-1, Section 1, (iii) Exhibit A-1 Section 7, (iv) Exhibits B-1, B-2, B-3 and B-5.

26.       The following is added as a new Exhibit A-1, Section 12.31 of the Supply Agreement:

““Three Month Demand,” as used in Exhibit A-1 and solely for the purpose of calculating the [**Redacted**], means the demand during [**Redacted**] for any OneStop Product, unless (a) such OneStop Product is subject to a supply disruption that lasts more than [**Redacted**], in which case the Three Month Demand for such OneStop Product will be the demand during the [**Redacted**] on which such OneStop Product became subject to such supply disruption or (b)

such OneStop Product is subject to [**Redacted**], in which case the Three Month Demand for such OneStop Product will be the demand during [**Redacted**].”

27.       The following is added to a new Exhibit A-1, Section 12.32 of the Supply Agreement:

““Baseline Store Count” means [**Redacted**] Pharmacies as of the Eleventh Amendment Effective Date.”

28.       The following is added as a new Exhibit A-1, Section 13 of the Supply Agreement:

[**Redacted**]

[**Redacted**]

29.       Exhibit A-2, Section 1(a) of the Supply Agreement is deleted in its entirety and replaced with the new Exhibit A-2, Section 1(a) as follows:

[**Redacted**]

[**Redacted**]	[**Redacted**]	[**Redacted**]	[**Redacted**]	[**Redacted**]	[**Redacted**]
[**Redacted**]	[**Redacted**]	[**Redacted**]	[**Redacted**]	[**Redacted**]	[**Redacted**]
[**Redacted**]	[**Redacted**]	[**Redacted**]	[**Redacted**]	[**Redacted**]	[**Redacted**]
[**Redacted**]	[**Redacted**]	[**Redacted**]	[**Redacted**]	[**Redacted**]	[**Redacted**]
[**Redacted**]	[**Redacted**]	[**Redacted**]	[**Redacted**]	[**Redacted**]	[**Redacted**]
[**Redacted**]	[**Redacted**]	[**Redacted**]	[**Redacted**]	[**Redacted**]	[**Redacted**]
[**Redacted**]	[**Redacted**]	[**Redacted**]	[**Redacted**]	[**Redacted**]	[**Redacted**]
[**Redacted**]	[**Redacted**]	[**Redacted**]	[**Redacted**]	[**Redacted**]	[**Redacted**]
[**Redacted**]	[**Redacted**]	[**Redacted**]	[**Redacted**]	[**Redacted**]	[**Redacted**]

(1)         [**Redacted**]

(2)         [**Redacted**]

(3)         [**Redacted**]

[**Redacted**]

30.       The following is added as a new Exhibit A-2, Section 1(e) of the Supply Agreement:

“The “Invoice Price” for Specialty Products, including those Specialty Products that are Rite Aid-Negotiated Contract Products, will be determined as follows:

i.                  A Specialty Product listed within the full line wholesale distribution channel section of the Comprehensive Specialty List (“FLW”) prior to the Eleventh Amendment Effective Date will be priced at [**Redacted**] as determined by Section 1(a) and the [**Redacted**].

ii.               A Specialty Product added to FLW after the Eleventh Amendment Effective Date that has a New Drug Application (“NDA”) or Biologics License Application (“BLA”) not associated with a Specialty Product that is on the FLW as of the Eleventh Amendment Effective Date will be priced at [**Redacted**].

iii.            A Specialty Product added to FLW after the Eleventh Amendment Effective Date that has a NDA or BLA associated with a Specialty Product that is already FLW as of the Eleventh Amendment Effective Date will be priced at [**Redacted**] as determined by Section 1(a) and the [**Redacted**].

iv.           As new Specialty Products are introduced to market after the Eleventh Amendment Effective Date, Rite Aid will [**Redacted**].

v.              McKesson will notify Rite Aid of any Specialty Products that are added to FLW that would be priced at [**Redacted**].”

31.       Exhibit A-2, Section 2 is deleted in its entirety and replaced with the new Exhibit A-2, Section 2 as follows:

[**Redacted**]

32.       Exhibit A-2, Section 5 is deleted in its entirety and replaced with the new Exhibit A-2, Section 5 as follows:

[**Redacted**]

33.       Exhibit C-1 of the Supply Agreement is deleted in its entirety and replaced with the new Exhibit C-1 attached hereto as Exhibit A.

34.       Exhibit J of the Supply Agreement is deleted in its entirety and replaced with the new Exhibit J attached hereto as Exhibit B.

35.       Capitalized terms used as defined terms and not otherwise defined herein shall have the meaning given to them in the Supply Agreement.

36.       This Eleventh Amendment may be executed in counterparts, all of which taken together shall constitute an original.

37.       Except as amended herein, the Supply Agreement remains unchanged and in full force and effect.

38.       This Eleventh Amendment shall become effective on December 19, 2018 (the “Eleventh Amendment Effective Date”). Notwithstanding the foregoing, this Eleventh Amendment shall only become enforceable on the date when it has been executed by McKesson and Rite Aid but upon such execution may be fully enforced as written.

39.       Upon the execution of this Eleventh Amendment, the Parties acknowledge and agree that the Binding Letter of Intent will terminate by its own terms, and that the terms of this Eleventh Amendment will supersede those of the Binding Letter of Intent.

40.       This Eleventh Amendment, together with the Supply Agreement, embodies the entire agreement between the Parties with regard to the subject matter hereof and supersedes all prior agreements, understandings, and representations.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Eleventh Amendment to be duly executed as of the date written below. The persons signing this Eleventh Amendment warrant that they are duly authorized to sign for and on behalf of their respective Parties. This Eleventh Amendment shall be deemed accepted by McKesson only on its execution by a duly authorized representative of McKesson.

RITE AID CORPORATION		MCKESSON CORPORATION

By:	/s/ James J. Comitale	By:	/s/ Brian Tyler

Name:	James J. Comitale	Name:	Brian Tyler
	(Printed or typed)		(Printed or typed)

Title:	Senior Vice President & General Counsel	Title:	Chief Executive Officer

Date:	February 28, 2019	Date:	May 3, 2019

EXHIBIT A

EXHIBIT C-1

[**Redacted**]

EXHIBIT B

EXHIBIT J

[**Redacted**]